UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2006

JoS. A. Bank Clothiers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23874	36-3189198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Hanover Pike
Hampstead, Maryland		21074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (410) 239-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Having determined that it was in the best interest of Jos. A. Bank Clothiers, Inc. (the “Company”) to insure the continued stability of the Company’s senior management, on March 31, 2006, the Compensation Committee of the Company’s Board of Directors (the “Committee”) authorized extensions of certain executive employment agreements and established 2006 base salary amounts as set forth in the amendments to executive employment agreements attached hereto as Exhibits 10.1 - 10.5.

The Company determines compensation for employees by reviewing the aggregate of base salary and annual bonus for comparable positions in the market. For the year ended January 28, 2006 (“fiscal 2005”) certain of the Company’s officers and key managers were included in the fiscal 2005 Basic Bonus Plan (the “Basic Bonus Plan”). Maximum potential awards under the Basic Bonus Plan ranged from 10% to 65% of the participants’ base salaries. The Basic Bonus Plan established (a) two goals for Company earnings per share after payment of bonuses (the “Company’s EPS”), which were uniform for all Basic Bonus Plan participants (the “EPS Goals”); and (b) goals for departmental/individual performance, which varied with each Basic Bonus Plan participant (the “Performance Goals”). No bonus was payable to any Basic Bonus Plan participant unless the Company’s EPS were at least equal to the first EPS Goal (regardless of whether such participant satisfied his/her Performance Goals). The maximum potential award was to be paid to any Basic Bonus Plan participant if the Company’s EPS were at least equal to the second (higher)  EPS Goal and such participant satisfied all of his/her Performance Goals.

The Committee found it to be in the best interest of stockholders to encourage and reward exceptional performance of the Company by establishing for the senior management of the Company an additional bonus plan (the “Incentive Bonus Plan”). If an eligible participant receives a bonus under the Incentive Bonus Plan, no bonus is payable to such participant under the Basic Bonus Plan. Maximum potential awards under the Incentive Bonus Plan ranged from 100% to 130% of the participants’ base salaries. The Incentive Bonus Plan establishes a third goal for Company earnings per share (the “Incentive EPS Goal”), which is higher than the second EPS Goal under the Basic Bonus Plan. No bonus is payable under the Incentive Bonus Plan unless the Company’s EPS were at least equal to the Incentive EPS Goal (regardless of whether any participant satisfied his/her Performance Goals). The maximum potential award is to be paid to any Incentive Bonus Plan participant if the Company’s EPS were at least equal to the Incentive EPS Goal and such participant satisfied all of his/her Performance Goals. Having reviewed the Company’s performance in fiscal 2005, the Committee determined on March 31, 2006 that, in lieu of any bonus otherwise payable under the Basic Bonus Plan, awards under the Company’s fiscal 2005 Incentive Bonus Plan were payable to the following executives in the following respective amounts: Mr. R. Neal Black $488,000; Mr. Robert B. Hensley $376,000; Mr. David E. Ullman $380,000; and Mr. Jerry L. Deboer $220,000. The employment agreement between the Company and Chief Executive Officer Robert N. Wildrick entitles Mr. Wildrick to a bonus of up to 250% of his base salary upon achievement by the Company of certain specified earnings per share goals established for each year the employment agreement. Having reviewed the Company’s performance in fiscal 2005, the Committee determined on March 31, 2006 that Mr. Wildrick is entitled to the payment of a bonus in the amount of $2,564,690.

For the year ending February 3, 2007 (fiscal 2006), the Committee established a minimum earnings per share requirement for the payment of bonuses to employees who are not otherwise contractually entitled to such payment (“2006 Minimum EPS Goal”). Achievement by the Company of the 2006 Minimum EPS Goal does not entitle any employee to a bonus under the 2006 bonus plan, but rather is the minimum threshold for consideration of such payment.

All earnings per share amounts referred to in this Current Report on Form 8-K represent diluted earnings per share adjusted for the 25% stock dividend declared by the Company’s Board of Directors on December 14, 2005. Pursuant to such dividend, shareholders of record as of January 27, 2006 received one additional share of common stock for each four shares then owned. The dividend shares were distributed on February 15, 2006.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit
Number	Description
10.1	Third Amendment, dated as of April 5, 2006, to Amended and Restated Employment Agreement, dated as of May 15, 2002, by and between David E. Ullman and Jos. A. Bank Clothiers, Inc.

10.2	Third Amendment, dated as of April 5, 2006, to Amended and Restated Employment Agreement, dated as of May 15, 2002, by and between Charles D. Frazer and Jos. A. Bank Clothiers, Inc.

10.3	Seventh Amendment, dated as of April 5, 2006, to Employment Agreement, dated as of November 30, 1999, by and between Robert Hensley and Jos. A. Bank Clothiers, Inc.

10.4	Sixth Amendment, dated as of April 5, 2006, to Employment Agreement, dated as of December 21, 1999, by and between R. Neal Black and Jos. A. Bank Clothiers, Inc.

10.5	Written description of 2006 base salary for Jerry DeBoer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JoS. A. Bank Clothiers, Inc.
(Registrant)

By:	/s/ Charles D. Frazer
Charles D. Frazer
Senior Vice President, General Counsel

Dated:  April 6, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Third Amendment, dated as of April 5, 2006, to Amended and Restated Employment Agreement, dated as of May 15, 2002, by and between David E. Ullman and Jos. A. Bank Clothiers, Inc.

10.2	Third Amendment, dated as of April 5, 2006, to Amended and Restated Employment Agreement, dated as of May 15, 2002, by and between Charles D. Frazer and Jos. A. Bank Clothiers, Inc.

10.3	Seventh Amendment, dated as of April 5, 2006, to Employment Agreement, dated as of November 30, 1999, by and between Robert Hensley and Jos. A. Bank Clothiers, Inc.

10.4	Sixth Amendment, dated as of April 5, 2006 to Employment Agreement, dated as of December 21, 1999, by and between R. Neal Black and Jos. A. Bank Clothiers, Inc.

10.5	Written description of 2006 base salary for Jerry DeBoer.